EXHIBIT 99.1

Adaptive Medias Announces Interim Chief Executive Officer

Technology and Business Veteran Appointed to Lead Adaptive Medias' Strategic Expansion Strategy

IRVINE, Calif., Aug. 6, 2015 (GLOBE NEWSWIRE) -- Adaptive Medias, Inc. (OTCQB:ADTM), a video technology company that supports publishers, content producers and brand advertisers, today announced that John Strong, 55, has been named as the interim Chief Executive Officer, effective immediately. Mr. Strong will step in as the interim CEO while the Board continues its search for a permanent successor.

Commenting on his appointment, Mr. Strong said, "I greatly appreciate the confidence the Board has placed in me during this pivotal time for Adaptive Medias. I am delighted to be able to take up the reins at Adaptive and oversee its continued growth and ongoing transformation as we work to unlock its full potential. As a long-time investor in Adaptive Medias, I can personally attest to its incredibly strong foundation of proprietary ad-tech - - highlighted by its mobile-first video player - - a diverse and growing blue-chip client base and increasing demand for its unique product offerings. These factors have been instrumental in helping the Company produce nearly nine consecutive quarters of double-digit revenue growth. I look forward to helping the Company expand on this record of consistent revenue growth by continuing to provide our current and new customers with the excellence they have come to expect from us."

Mr. Strong has more than 30 years of senior level executive and financial experience in the technology industry. Prior to his appointment to the position of interim Chief Executive Officer at Adaptive Medias, he founded, invested and managed a number of successful technology-based companies, including www.communly.com, a Los Angeles-based social media company; www.combotrip.com, a New Mexico-based travel site; www.trychec.com, a London-based payment platform; www.scoutalarm.com, a high-tech home security company; www.thestorefront.com, the "AirBNB for retail space"; www.boxbee.com, a San Francisco-based on-demand storage company; and www.matterfab.com, a leading industrial metal 3D printing company. Mr. Strong holds a Bachelors Degree from the University of New Mexico.

Omar Akram, Chairman of the Board of Adaptive Medias, said "We welcome John as our interim Chief Executive Officer. His proven track-record of launching and managing rapidly growing technology companies suits him as a perfect candidate for helping to lead and accelerate Adaptive Medias' expansion strategy. We look forward to the various initiatives that John is expected to bring to Adaptive Medias ranging from our continued progress towards profitability to spearheading our efforts to enter into new strategic partnerships that will be designed to generate future revenue and earnings growth while enhancing shareholder value."

ABOUT ADAPTIVE MEDIAS

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Relations Contact:
         AJ Homayun
         818 280-6800
         ahomayun@irpartnersinc.com